Exhibit 23.1

                              Wheeler Wasoff, P.C.
                          Certified Public Accountants

                          INDEPENDENT AUDITOR'S CONSENT



     We consent to the incorporation by reference into this Registration Statement of AmeriVest Properties Inc. (the "Company") on Form S-3 of our report dated February 7, 2000 relating to the Company's financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

     We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                              WHEELER WASOFF, P.C.

                                              /s/ Wheeler Wasoff, P.C.

                                              Denver, Colorado
                                              August 21, 2000